UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2021

MARATHON DIGITAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01.	Entry into a Material Definitive Agreement.

Effective December 27, 2021, Marathon Digital Holdings, Inc. (the “Company”) appointed Ashu Swami as its Chief Technology Officer and entered into an Executive Employment Agreement (“Agreement”) with Mr. Swami.

Mr. Swami joins Marathon Digital Holdings from Core Scientific where he served as the CPO since Feb 2021, leading the company’s foray into DeFi and heading the mining hardware and software optimization tech. Prior to that, from Jan 2019 to Feb 2021, he was the CTO of Apifiny, a hybrid CEX and DEX crypto exchange. Previously, from Jan 2016 to Dec 2018, Mr. Swami headed a SPV of Quadeye Securities which pioneered and traded Mining Swaps, operated cloud mining data centers, and served as the Chief Advisor to Fortune 50 companies including Intel Corp on Blockchain initiatives. From May 2013 to Dec 2015, he founded LocalPad, a p2p marketplace and payments plugin that provided ebay-in-a-box like functionality to large blogs to monetize their user base. Prior to that, from May 2007 to Apr 2013, Mr. Swami was a Portfolio Manager and led the high frequency market-making business at Morgan Stanley Program Trading to become a top 5 market maker in US ETFs. Previously, since May 2002, Mr. Swami spent over 4 years as a Sr Component Designer and then Tech Lead in Intel’s Enterprise Platforms Group. Mr. Swami holds a BTech in CSE from IIT Bombay, and M.B.A. from Duke University.

Pursuant to the terms of the Agreement, Mr. Swami is employed as CTO for a one year term which shall automatically renew unless either he or the Company notifies the other at least 90 days before the end of the initial or any renewal term of the intent to terminate the Agreement. Mr. Swami’s base salary is $275,000 per year with a cash bonus of upto to $137,500 per year. Mr. Swami shall also be granted 80,000 restricted stock units, of which 20,000 shall vest on the one year anniversary of the effective date of the Agreement, and then 5000 RSUs shall vest on each subsequent three month anniversary with the last 5000 RSUs vesting on the four year anniversary of the effective date of the Agreement. Upon certain not for cause termination events under the Agreement, Mr. Swami would be entitled to vesting of all unvested RSUs and a severance payment of six months of salary in addition to all accrued and unpaid salary and vacation and the like. The Agreement contains other commercially standard terms for events of termination and the like.

Item 5.02	Appointment of Officer or Director

See Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, effective as of December 27, 2021

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 3, 2022

MARATHON DIGITAL HOLDINGS, INC.

By:	/s/ Sim Salzman
Name:	Sim Salzman
Title:	Chief Financial Officer